Exhibit (a)(7)

VOXWARE, INC.
OFFER TO REPLACE ELIGIBLE OPTIONS

WITHDRAWAL FORM

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M. EASTERN TIME
ON NOVEMBER 16, 2007 UNLESS THE OFFER IS EXTENDED

You previously received (1) the Offer to Replace Eligible Options dated October 19, 2007 (the “Offer”) and (2) a Letter of Transmittal for your Eligible Option(s). You signed and returned your Letter of Transmittal in which you tendered one or more Eligible Option(s) for replacement pursuant to the Offer. You should submit this Withdrawal Form only if you now wish to change your decision and withdraw one or more of your tendered Eligible Options. Capitalized terms not defined herein shall have the meaning assigned to such terms in the Offer.

The Offer is currently set to expire at 11:59 p.m. Eastern Time on November 16, 2007 (the “Expiration Date”), unless Voxware, in its discretion, extends the period of time during which the Offer will remain open. In such event, the term “Expiration Date” will mean the latest time and date at which the Offer, as so extended, expires.

To withdraw your tendered Eligible Option(s), you must complete, sign and date this Withdrawal Form and submit it to Voxware via mail or personal delivery to 168 Franklin Corner Road, Lawrenceville, New Jersey 08648, attention Janet Hoffner or via fax to 1-609-514-4103. For your withdrawal to be effective, this Withdrawal Form must be received by Voxware by 11:59 p.m. Eastern Time on the Expiration Date.

Each withdrawn Eligible Option will continue to be governed by the 2003 Stock Incentive Plan under which that withdrawn Eligible Option was granted, and by the existing stock option award agreement between you and Voxware evidencing that option.

You should note that if you withdraw your tendered Eligible Option(s), such option(s) will not be replaced, and you will not receive any Cash Bonus with respect to your withdrawn options. In addition, you will be solely responsible for bringing any Eligible Option(s) you withdraw into compliance with IRC Section 409A in order to avoid adverse tax consequences with respect to such option(s). You will be solely responsible for any penalty taxes, interest payments or other liabilities you may incur under IRC Section 409A with respect to the withdrawn Eligible Option(s).

If you wish to withdraw any tendered Eligible Option, please check the box below labeled “Withdraw This Eligible Option” next to each particular Eligible Option you wish to withdraw.

Total Number of
	Current Exercise	Trading Value Per	Shares Subject to	Withdraw This
Grant Date	Price Per Share	Share on Grant Date	Eligible Option	Eligible Option
	$	$		☐
	$	$		☐
	$	$		☐
	$	$		☐

If you withdraw any of your tendered Eligible Option(s), you may again elect to tender the withdrawn Eligible Option(s) for replacement pursuant to the Offer, by submitting a new Letter of Transmittal to Voxware at the address and fax number above. For such tender to be effective, your new Letter of Transmittal must be received by Voxware by 11:59 p.m. Eastern Time on the Expiration Date.

Please read the instructions on pages 2 and 3 of this Withdrawal Form and then complete, sign and date this Withdrawal Form.

Signature:
Name (Please print):
Date:

VOXWARE, INC.

INSTRUCTIONS TO THE WITHDRAWAL FORM
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Delivery of Withdrawal Form. A properly completed and signed original of this Withdrawal Form must be received by Voxware at the following address or via fax at the following number by 11:59 p.m. Eastern Time on the Expiration Date:

          For delivery by mail, the Withdrawal Form should be addressed to Voxware, Inc. at 168 Franklin Corner Road, Lawrenceville, New Jersey 08648, attention Janet Hoffner.

          For delivery by fax, you must use the following fax number: 1-609-514-4103.

The delivery of all required documents, including the Withdrawal Form and any new Letter of Transmittal, is at your risk. Delivery will be deemed made only when actually received by Voxware. Voxware intends to confirm the receipt of your Withdrawal Form within two (2) U.S. business days. If you have not received such confirmation, it is your responsibility to ensure that your Withdrawal Form has been received by the Expiration Date. If you deliver your Withdrawal Form by mail, Voxware recommends that you use certified mail with return receipt requested.

The Withdrawal Form may only be submitted via personal delivery, mail or fax. Submissions by any other means, including email, are not permitted.

By submitting the Withdrawal Form, you will have withdrawn one or more of your tendered Eligible Option(s) from the Offer, and the withdrawn option(s) will not be replaced pursuant to the terms of the Offer. You should note that you may not rescind the withdrawal of your tendered Eligible Option(s). However, you may re-submit any withdrawn Eligible Option for replacement pursuant to the Offer, provided you do so before the Expiration Date. If Voxware extends the Offer beyond the Expiration Date, you may re-submit your withdrawn Eligible Option(s) at any time until the extended expiration of the Offer. You will not be deemed to have made a proper re-submission of your withdrawn Eligible Option(s) unless you deliver, prior to the Expiration Date, a new Letter of Transmittal following the procedures described in the instructions to the Letter of Transmittal. The new Letter of Transmittal must be signed and dated after your original Letter of Transmittal and any Withdrawal Form you have submitted. Upon the receipt of such a new, properly completed, signed and dated Letter of Transmittal, any previously submitted Letter of Transmittal or Withdrawal Form received by Voxware prior to the Expiration Date will be disregarded and will be considered replaced in full by the new Letter of Transmittal. You will be bound by the last properly submitted Letter of Transmittal or Withdrawal Form received by Voxware prior to the Expiration Date.

Although it is Voxware’s intent to send you confirmation of receipt of this Withdrawal Form, by signing this Withdrawal Form you waive any right to receive any notice of the withdrawal of your tendered Eligible Option(s) from the Offer.

2. Signatures on this Withdrawal Form. This Withdrawal Form must be signed by you as the holder of the withdrawn options.

3. Other Information on this Withdrawal Form. In addition to signing this Withdrawal Form, you must print your name (exactly as it appears on the Letter of Transmittal you previously submitted) and indicate the date on which you signed.

4. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer document, the Letter of Transmittal or this Withdrawal Form should be directed to Janet Hoffner at 1-609-514-4100 x 4126 or jhoffner@voxware.com. Copies will be furnished promptly at Voxware’s expense.

5. Irregularities. Voxware will determine, in its discretion, all questions as to the form of documents and the validity, form, eligibility (including time of receipt) and acceptance of any Withdrawal Forms. Voxware’s determination of such matters will be final and binding on all parties. Voxware reserves the right to reject any Withdrawal Forms that it determines are not in appropriate form or that it determines are unlawful to accept. Voxware also reserves the right to waive any of the conditions of the Offer or any defect or irregularly in any Withdrawal Form, and Voxware’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No withdrawal of an Eligible Option will be deemed to have been properly made until all defects or irregularities have been cured by the withdrawing optionee or waived by Voxware. Neither Voxware nor any other person is obligated to give notice of any defects or irregularities in the Withdrawal Form, and no person will incur any liability for failure to give any such notice.

6. Additional Documents to Read. You should be sure to read the Offer, and all documents referenced therein, before making any decisions regarding participation in, or withdrawal from, the Offer.

7. Important Tax Information. You should refer to Sections 2 and 15 of the Offer, together with the section of the Offer entitled “Risks of Participation in the Offer,” for important U.S. federal income tax information. We also recommend that you consult with your own tax advisors before deciding whether or not to participate in this Offer.

IMPORTANT: THE WITHDRAWAL FORM MUST BE RECEIVED BY VOXWARE, VIA MAIL, PERSONAL DELIVERY OR FACSIMILE BY 11:59 P.M. EASTERN TIME ON THE EXPIRATION DATE.